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                                                                    EXHIBIT 12.2

                        Avalon Cable of New England, LLC
                        --------------------------------
                      Computation of Ratio of Earnings to
                      -----------------------------------
                                 Fixed Charges
                                 -------------

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
                                                                 For the             For the
                                                               three months        three months
                                                                  ended               ended
                                                               December 31,          March 31,
                                                               ------------        ------------
                                                                   1998                1999
                                                               ------------        ------------

Pre-Tax income (loss) from continuing operations                        (12)                263
                                                               ============        ============

Adjustments to net income (loss)
--------------------------------
Interest Expense                                                        860                 (92)
Rent Expense                                                             15                  --
                                                               ------------        ------------
   Total Fixed Charges                                                  875                 (92)
                                                               ============        ============

Income from operations plus Fixed Charges                               863                 263
                                                               ------------        ------------

Ratio of earnings to fixed charges                                     0.99                  --
Amount of the deficiency of earnings to fixed charges                    12                  --

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